Exhibit 99.1

Contact: Press@angel.com

FOR IMMEDIATE RELEASE

April 10, 2026

ANGEL ANNOUNCES PRICING OF $30 MILLION PUBLIC OFFERING OF COMMON STOCK

PROVO, Utah – Angel Studios, Inc. (NYSE: ANGX) (the “Company”), a media and technology company successfully pioneering a first-of-its-kind audience-driven studio model, today announced that it priced its underwritten public offering of 14,300,000 shares of its Class A common stock (the “Common Stock”) at a public offering price of $2.10 per share, for total expected gross proceeds of approximately $30 million, before deducting underwriting discounts and commissions and offering expenses. The Company granted the underwriters a 30-day option to purchase up to an additional 2,145,000 shares of its Common Stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to customary closing conditions and is expected to close on April 13, 2026.

Roth Capital Partners is acting as the sole book-running manager for the offering. Maxim Group LLC and Texas Capital Securities are acting as co-lead managers for the offering. Lake Street Capital Markets, LLC is acting as financial advisor to the Company for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-291514), which was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on December 4, 2025. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained for free by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or by email at rothecm@roth.com.

The Company plans to use the net proceeds it receives from the offering for general corporate purposes, which may include, among other things, capital expenditures and working capital.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Angel

Angel (NYSE: ANGX) is a media and technology company successfully pioneering a first-of-its-kind audience-driven studio model. Founded by brothers who struggled to find films they could watch with their children, Angel was built on the belief that there was a global audience hungry for values-driven storytelling that amplifies light, celebrates hope, and inspires the moral imagination of viewers. That audience became the Angel Guild, a rapidly growing community of more than 2 million paying members who watch, screen, and vote on which films and television series get produced and distributed in theaters and on the Angel app. With 100 films and more than 30 television series on the platform, Angel has achieved the highest audience satisfaction scores in the industry and the highest average domestic box office per title among all independent studios. It has done so while evolving a new economic model that shares profits more fully with filmmakers.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about the Company’s expectations regarding the completion of its public offering and the anticipated use of proceeds therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including, but not limited to, general economic and market conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

View source version on businesswire.com: https://www.businesswire.com/news/home/20260409379288/en/Angel-Announces-Pricing-of-%2430-Million-Public-Offering-of-Common-Stock

Contacts:

David Shane

Angel

Corporate Communications

Press@angel.com

Luk Janssens

Angel

Investor Relations

InvestorRelations@angel.com